Exhibit 99.1

For Immediate Release Contact: Alex Lombardo (Investors) Treasurer (703) 573-9317	Erin Payne (Media) Director of Public Relations (608) 661-4775

Great Wolf Resorts, Inc. Releases 2004 Earnings

MADISON, Wis., February 28, 2005—Great Wolf Resorts, Inc. (NASDAQ: WOLF), the nation’s largest owner, operator and developer of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, today reported results for the fourth quarter and year ended December 31, 2004. Great Wolf Resorts began operations with the closing of the initial public offering of its common stock (IPO) on December 20, 2004. For 2004, both historical financial data (covering the operating period from the IPO date) and pro forma financial data (assuming the IPO was completed on January 1, 2004) are included in the tables of this press release.

Fourth-Quarter and Full Year Results

For 2004, the company reported (amounts in thousands, except per share data):

	Period Ended	Year Ended
	December 31, 2004	December 31, 2004 -
	-Historical (a)	Pro Forma (b)
Net income (loss)	$(3,842)	$(9,331)

Net income (loss) per diluted share	$ (0.13)	$ (0.31)

Adjusted EBITDA	$1,947	$23,896

Adjusted net income (loss)	$ (97)	$(2,805)

Adjusted net income (loss) per diluted share	$ (0.00)	$ (0.09)

Revenues	$4,629	$91,036

(a)	Information reflects operating results from the December 20, 2004 closing date of the IPO through December 31, 2004.

(b)	Information gives pro forma effect to the IPO and related formation transactions as if they had occurred on January 1, 2004.

Adjusted EBITDA and Adjusted net income are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of Adjusted EBITDA and Adjusted net income are provided in the tables of this press release.

Pro forma operating statistics for the company’s resorts were as follows:

	2004
	Fourth Quarter	Full Year

Occupancy	53.3%	65.3%

ADR	$195.56	$208.48

RevPAR	$104.30	$136.04

Total RevPAR	$157.07	$198.26

Total RevPOR	$294.51	$303.84

“We are very satisfied with our operating results for 2004,” said John Emery, chief executive officer. “While the closing of the IPO was obviously a significant event in the life of the company, it did not distract us from providing great service and resort experiences to our guests. We believe our results continue to show the strength of our operating model — offering a drive-to family vacation at an affordable price within a comfortable, safe setting with a wide range of amenities for all members of the family.”

“With the completion of the IPO, we now are able to fully concentrate on consolidating and strengthening the consistency of our brand and our operations,” Emery continued. “We believe our portfolio of upscale, branded, drive-to resorts provides families with a great experience at a good value. We are very focused on our marketing efforts to our core group of customers, families with children from two to 14 years old that live within a convenient driving distance of one of our resorts. Our family customers use our resorts for their primary vacation or for weekend/holiday getaways, and provide us with a broad base of customers. We also seek to attract other customer types, such as small companies, business groups and social clubs, who find our meeting facilities both unique and accommodating. The combination of all these factors helped contribute positively to our results.”

Capital Structure

In December 2004, the company successfully completed its IPO with the issuance of 16.1 million shares of common stock, including 2.1 million shares issued in connection with the exercise in full of the over-allotment option granted to underwriters of the offering. The offering raised net proceeds of approximately $248.1 million. “The IPO transaction allowed us to put in place a solid capital structure to support both our current operations and future growth,” said James A. Calder, chief financial officer. “We plan to maintain low leverage levels in order to have financial flexibility going forward.”

“We expect that the combination of cash on hand, our new $75 million, undrawn line of credit, and cash flows from our operating properties will fund the equity portion of our future development properties without additional sales of common stock for the foreseeable future,” Calder added. “In addition, in February 2005 we used a portion of the IPO proceeds to retire the construction loan on our Great Wolf Lodge under development in Williamsburg, Va., lowering our annual cash outlay for interest by more than $2 million and leaving one of our largest resorts unencumbered by mortgage debt.”

Key Financial Data

As of December 31, 2004, Great Wolf Resorts had:

•	Total cash and cash equivalents of $79.5 million

•	Total mortgage debt of $130.6 million

•	Weighted average cost of mortgage debt of 7.0%

•	Weighted average debt maturity of 7.2 years

Development Activity

The company currently owns and operates five resorts — Great Wolf Lodges in Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; and Kansas City, Kans., and the Blue Harbor Resort in Sheboygan, Wis. “Our Great Wolf Lodge resorts under construction in Williamsburg, Va. and the Pocono Mountains, Pa. are progressing well and are on target to open in late March and the fall of 2005, respectively,” Emery noted. “The Great Wolf Lodge in Niagara Falls, Ontario, being built by Ripley Entertainment, will be licensed from and operated by Great Wolf Resorts. That property is scheduled for completion in early 2006.”

“Our business plan calls for the development of two new owned resorts each year,” Emery said. “We expect to announce our next resort construction projects within a few months and begin construction in mid-2005. We also continue to actively seek additional licensing opportunities and strategic relationships to expand and enhance our brands.”

Outlook and Guidance

The company provides the following outlook and earnings guidance for the first quarter and full year 2005 (amounts in thousands, except per share data):

	First Quarter		Full Year
	Low	High	Low	High
Net income	$(1,700)	$(1,100)	$7,700	$10,100

Net income (loss) per diluted share	$(0.06)	$(0.04)	$0.25	$0.33

Adjusted EBITDA (a)	$5,800	$6,800	$50,000	$54,000

Adjusted net income (loss) (a)	$(700)	$(100)	$10,300	$12,700

Adjusted net income (loss) per diluted share	$(0.02)	$(0.00)	$0.34	$0.41

(a)	For reconciliations of Adjusted EBITDA and Adjusted net income, see the tables accompanying this press release.

Great Wolf Resorts will hold a conference call to discuss its fourth-quarter results today, February 28, at 10 a.m. Eastern time. Stockholders and other interested parties may listen to a simultaneous web cast of the conference call on the Internet by logging onto Great Wolf Resort’s web site, www.greatwolfresorts.com, or www.streetevents.com, or may call (800) 219-6110, reference number 11024606. A recording of the call will be available by telephone until midnight on Monday, March 7, 2005, by dialing (800) 405-2236, reference number 11024606. A replay of the conference call will be posted on Great Wolf Resort’s web site through March 28, 2005.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of the company’s historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted net income. The following discussion defines these terms and presents the reasons the company believes they are useful measures of its performance.

Great Wolf Resorts defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) IPO-related costs, (e) non-cash employee compensation, (f) costs associated with early extinguishment of debt and (g) pre-opening costs of resorts under development. The company defines Adjusted net income as net income without the effects of (a) IPO-related costs, (b) non-cash employee compensation, (c) costs associated with early extinguishment of debt, and (d) pre-opening costs of resorts under development.

Adjusted EBITDA and Adjusted net income as calculated by the company are not necessarily comparable to similarly titled measures by other companies. In addition, adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the company’s other financial information as determined under GAAP. Also, Adjusted net income does not represent net income as defined by GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the company’s operating performance. Also, management believes Adjusted EBITDA is widely used in the hospitality and entertainment industries to measure operating performance without regard to items such as unusual items.

Similarly, management believes Adjusted net income is a useful performance measure because certain items included in the calculation of unadjusted net income may either mask or exaggerate trends in the company’s ongoing operating performance. Furthermore, performance measures that include these types of items may not be indicative of the continuing performance of the company’s underlying business. Therefore, the company presents Adjusted EBITDA and Adjusted net income because they may help investors to compare Great Wolf Resort’s ongoing performance before the effect of various items that do not directly affect the company’s ongoing financial performance.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the company’s ability to develop new resorts or further develop existing resorts on a timely or cost efficient basis, competition in its markets, the company’s ability to manage growth, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, changes in family vacation patterns and consumer spending habits, downturns in its industry segment and extreme weather conditions, the company’s ability to attract a significant number of guests from its target markets, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, and the company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Great Wolf Resorts, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Period Ended December	Year Ended December
	31, 2004	31, 2004
	Historical (1)	Pro Forma (2)
Revenues:
Rooms	$3,261	$62,188
Food and beverage	776	15,400
Other resort operations	592	13,448
	4,629	91,036
Operating expenses:
Resort departmental expenses	1,256	33,323
Selling, general and administrative	7,372	29,540
Property operating costs	295	15,153
Depreciation and amortization	1,897	21,809
Total operating expenses	10,820	99,825
Operating income (loss)	(6,191)	(8,789)
Interest income	(66)	(188)
Interest expense	280	6,952
Income (loss) before income taxes	(6,405)	(15,553)
Income tax expense (benefit)	(2,563)	(6,222)
Net income (loss)	$(3,842)	$(9,331)
Net income (loss) per share:
Basic	$(0.13)	$(0.31)
Diluted	$(0.13)	$(0.31)
Weighted average common shares outstanding:
Basic	30,133	30,133
Diluted	30,133	30,133

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Period Ended December	Year Ended December
	31, 2004	31, 2004
	Historical (1)	Pro Forma (2)
Net income (loss)	$(3,842)	$(9,331)
Adjustments:
Interest expense, net	214	6,764
Income tax expense (benefit)	(2,563)	(6,222)
Depreciation and amortization	1,897	21,809
IPO-related costs	5,550	6,413
Non-cash employee compensation	691	691
Pre-opening costs for resorts under development	—	3,772

Adjusted EBITDA (3)	$1,947	$23,896

Net income (loss)	$(3,842)	$(9,331)
Adjustments to net income (loss), net of income taxes:
IPO-related costs	3,330	3,848
Non-cash employee compensation	415	415
Pre-opening costs for resorts under development	—	2,263

Adjusted net income (loss) (3)	$(97)	$(2,805)

Adjusted net income (loss) per share:
Basic	$(0.00)	$(0.09)
Diluted	$(0.00)	$(0.09)
Weighted average shares outstanding:
Basic	30,133	30,133
Diluted	30,133	30,133

Great Wolf Resorts, Inc.
Operating Statistics

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Wisconsin Dells:
Occupancy	52.4%	50.1%	62.2%	60.6%
ADR	$162.43	$189.27	$188.76	$200.85
RevPAR	$85.15	$94.88	$117.47	$121.75
Total RevPOR	$245.20	$264.27	$267.20	$277.76
Total RevPAR	$128.53	$132.48	$166.29	$168.37
Sandusky:
Occupancy	52.8%	54.3%	68.0%	70.0%
ADR	$220.91	$217.28	$231.45	$224.53
RevPAR	$116.56	$117.94	$157.50	$157.11
Total RevPOR	$319.12	$311.31	$325.78	$315.94
Total RevPAR	$168.38	$168.98	$221.68	$221.07
Traverse City:
Occupancy	56.5%	54.6%	69.4%	70.4%
ADR	$208.26	$204.10	$223.43	$210.95
RevPAR	$117.72	$111.47	$155.04	$148.47
Total RevPOR	$303.87	$304.86	$320.68	$310.06
Total RevPAR	$171.76	$166.50	$222.52	$218.22
Kansas City:
Occupancy	55.6%	43.8%	64.4%	52.6%
ADR	$210.73	$209.53	$196.18	$196.90
RevPAR	$117.07	$91.76	$126.31	$103.49
Total RevPOR	$298.41	$323.38	$285.85	$306.88
Total RevPAR	$165.78	$141.62	$184.05	$161.29
Sheboygan
Occupancy	47.4%	—	58.3%	—
ADR	$165.07	—	$190.35	—
RevPAR	$78.26	—	$110.93	—
Total RevPOR	$321.85	—	$351.61	—
Total RevPAR	$152.59	—	$204.91	—

We define our operating statistics as follows:
Occupancy is calculated by dividing total occupied rooms by total available rooms.
Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms revenue by total occupied rooms.
Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.
Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue from rooms, food and beverage, and other amenities) by total occupied rooms.
Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.

Reconciliations of Outlook Financial Information (4)
(in thousands, except per share amounts)

	Three Months Ending	Year Ending
	March 31, 2005	December 31, 2005
Net income (loss) (5)	$(1,400)	$8,900
Adjustments:
Interest expense, net	1,900	8,900
Income tax expense (benefit)	(800)	5,900
Depreciation and amortization	4,800	23,900
Debt extinguishment costs	900	900
Pre-opening costs of resorts under development	900	3,500

Adjusted EBITDA (3)	$6,300	$52,000

Net income (loss) (5)	$(1,400)	$8,900
Adjustments to net income (loss), net of income taxes:
Debt extinguishment costs	500	500
Pre-opening costs of resorts under development	500	2,100

Adjusted net income (loss) (3)	$(400)	$11,500

Net income (loss) per share:
Basic	$(0.05)	$0.30
Diluted	$(0.05)	$0.29
Adjusted net income (loss) per share:
Basic	$(0.01)	$0.38
Diluted	$(0.01)	$0.38
Weighted average shares outstanding:
Basic	30,133	30,133
Diluted	30,133	30,633

(1) Information represents operating activity for Great Wolf Resorts, Inc. from date of initial public offering (December 20, 2004) through December 31, 2004

(2) Information has been prepared to give pro forma effect to the initial public offering of common stock of Great Wolf Resorts, Inc. and the related formation transactions (including acquisition of all of the interests in the entities that owned our resort properties, spin-off of non-resort businesses, and repayment and refinancing of certain mortgage indebtedness) as if they had occurred on January 1, 2004.

(3) See discussions of Adjusted EBITDA and Adjusted net income located in the “Non-GAAP Financial Measures” section of this press release.

(4) Our outlook reconciliations use the mid-points of our estimates of Adjusted EBITDA and Adjusted net income.

(5) Net income for year ending December 31, 2005 includes a gain of $4,800, net of income taxes, on sale of condominiums.